Exhibit 10.47

Management Services Agreement

This Management Services Agreement (“Agreement”) is made effective as of September 1, 2005 (the “Effective Date”), by and between Coastal Radiation Oncology Medical Group, Inc., a California corporation (“CROMG”) and Neuroscience Gamma Knife Center of Southern California LLC, a California limited liability company (the “Company”) and together with CROMG, the “Parties”.

WHEREAS, the Company is engaged in the development, ownership and operation of medical facilities for the provision of stereotactic radiosurgery treatments utilizing the Leksell Gamma Knife (the “Treatments”);

WHEREAS, the Company plans to operate a Gamma Knife medical facility in Thousand Oaks, California (the “Center”);

WHEREAS, the Company desires that the Treatments to be provided at the Center are supervised by Physicians associated with CROMG who: (i) have a reputation for excellence in the provision of radiation therapy services; (ii) have been trained in the provision of the Services, (iii) will provide coverage of the Center on a continuous and reliable basis, and (iv) will work with the Company to ensure its compliance with and performance of its obligations as set forth in the Service Agreement between Company and Los Robles Regional Medical Center (“Los Robles”);

WHEREAS, CROMG is engaged in the business of providing administrative, accounting, management and human resource services for medical facilities throughout California;

WHEREAS; the Parties intend that CROMG shall operate independently of the Company and its medical facilities, subject only to the provisions imposed upon CROMG herein;

WHEREAS, the Parties intend that CROMG shall provide medical supervision, management, accounting, technical personnel, human resource management and administrative services to Company subject to the provisions herein;

NOW, THEREFORE, in consideration of the foregoing and the-mutual undertakings set forth in this Agreement, the Parties agree as follows:

1.     Provision of Services and Technical Personnel

CROMG, for and in consideration of the Fees hereinafter required to be paid and of the covenants and agreements hereinafter mentioned, hereby agrees to provide medical supervision, management, accounting, technical personnel and human resource management to Company (in the aggregate, the “Services”).

2.     Term and Termination

The initial term of this Agreement is two (2) years (the “Initial Term”), commencing on the Effective Date and ending on the day prior to the second (2nd) anniversary of the Effective Date. The Parties hereto shall have the option to extend the initial term of this Agreement for an additional term of two (2) years, upon the terms and conditions set forth herein, not later than the date which is 30 days prior to the expiration date of the Initial Term. This Agreement may be terminated by either party, with or without cause, upon ninety (90) days prior written notice. This Agreement will immediately terminate upon the filing of bankruptcy or entering into receivership by Company.

3.     Exclusive

The Parties agree that the Services will be provided to Company by CROMG on an exclusive basis.

4.     Compensation

For the Services rendered, Company shall pay to CROMG, within ten (10) days of receipt of invoice, a monthly fee of Three Thousand Dollars ($3,000.00), plus the direct payroll cost of any leased employees and the direct cost of any outside services invoiced to CROMG during the preceding month. The cost of leased employees shall include all taxes and fees paid by CROMG for employees. In addition, for all employees receiving benefits from CROMG (i.e. health insurance, dental insurance, life insurance, etc.) a factor of 30% of direct payroll cost will be charged to the Company to estimate CROMG’s cost for these benefits. For leased employees who are eligible for CROMG’s 401k benefit, the actual amount of CROMG’s contributions and costs shall be charged to Company as an additional fee.

5.     CROMG’s Responsibilties

(a)          Medical Director Services - CROMG shall provide one or more Medical Directors to Company. Each Medical Director shall be a Radiation Oncologist who is Board Certified or Board Eligible by the American College of Radiology. The Medical Directors shall provide supervision of clinical services delivered at the Center, proctoring of other Radiation Oncologists, liaison with Neurosurgeons practicing at the Center, supervision of clinical staff and the development of policies, procedures and plans in coordination with Los Robles and its Medical Staff to ensure the provision of consistent and high quality patient care and to assure that the Company is meeting the patient care obligations defined in the Services Agreement with Los Robles.

CROMG’s compensation for Medical Director Services are included in its base compensation. CROMG physicians (including Medical Directors) shall provide direct care to patients at Center, and CROMG shall bill and collect separately for these professional services.

(b)         Management Services – CROMG shall provide to Company management services to include contract, cash, human resources and financial management.

(c)          Accounting and Financial Reporting – CROMG shall provide accounting and financial reporting services to Company. This will include accounting for all revenue and expenses, the development of monthly, quarterly and annual financial statements and working with outside accountants to prepare annual tax returns and other external reporting.

(d)         Purchasing and Accounts Payable – CROMG shall provide materials management services for Company and shall pay and account for all expenditures.

(e)          Human Resource Management – CROMG shall provide all human resource services for Company to include recruiting, hiring, benefits management and leasing employees to Company. All employees leased to Company shall be employees or independent contractors of CROMG and as such shall be subject to CROMG’s Personnel Policies and Procedures. Company shall be consulted on all hiring, disciplining and salary decisions for leased employees but the final decision rests with CROMG.

(f)            Other Services – CROMG shall provide other services as reasonably requested in writing by Company. CROMG shall determine the cost of the new service and will provide the proposed cost to Company in writing. Once the Company has approved the new service and its cost in writing, CROMG shall provide and charge for it.

6.     Company’s Responsibilities

(a)          Change in Service Agreement – Company shall promptly notify CROMG of any changes in the Service Agreement between Company and Los Robles (including termination) that may impact the performance of CROMG under this Agreement.

(b)         Leased Employees – Company shall promptly notify CROMG of any performance problems with leased employees. CROMG will immediately investigate any issues and take appropriate action to correct the problem.

(c)          Change in Ownership – Company shall promptly notify CROMG of any change of ownership effecting 10% or greater of the ownership interest of Company.

(d)         Insurance – Company shall maintain at its sole expense, during the term of this Agreement, general and professional liability coverage in amounts not less than $1,000,000 per occurrence and $3,000,000 annual aggregate. Company shall name CROMG as an additional insured under all such policies and provide CROMG Written evidence of coverage.

7.     General Provisions

(a)          Change In Law – The Parties recognize that this Agreement is at all times to be subject to applicable local, state and federal statutory and common law, regulations of state and federal agencies, and state and federal judicial and administrative decisions, including without limitation, the Social Security Act and Rules and Regulations of the Department of Health and Human Services, and Public health and safety provisions of California law. The Parties further recognize that this Agreement shall be subject to changes and amendments in the laws and regulations and to the provisions of any new legislation, regulations and case law affecting this Agreement. Any provisions of law or judicial or administrative decisions that invalidate, or are otherwise inconsistent with, the terms of this Agreement, or which would cause one of the Parties to be in violation of law, shall automatically supersede the terms of this Agreement; provided, however, the Parties shall exercise their best efforts to negotiate an appropriate modification to the terms and conditions of this Agreement to accommodate such provisions of law or judicial or administrative decisions and to effectuate the existing terms and intent of this Agreement to the greatest possible extent consistent with the requirements of such law or decision. In the event that there shall be a change in the Medicare or Medicaid Acts (or the general instructions relating thereto), or in other federal, state or local laws or regulations (or the application thereof), or the adoption of new legislation, or a change in any third-party payer reimbursement system applicable to the provision of the Services, any of which materially and adversely affects the compensation permitted to be paid to CROMG for the provision of the Services, or if there is any other material change in the facts, circumstances or assumptions of the Parties that substantially alters the allocation of risks and rewards intended to be accomplished herein, the Party so affected may by notice is given and if the Company and CROMG are unable within 120 days to agree upon such amendment, the Parties shall submit such matter to binding arbitration in accordance with this Agreement.

(b)         Independent Contractors – The relationship between the Company and CROMG is that of independent contractors, and none of the provisions of this Agreement is intended to create, nor shall be construed to create, an agency, Partnership, joint venture or employment relationship between the Parties. Neither Party, nor any of its respective officers, member, employees or independent contractors, shall, except as otherwise expressly permitted in this Agreement, be deemed to be the agent, employee or representative of the other Party by virtue of this Agreement.

(c)          Force Majeure – Neither Party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the Parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the Parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be deemed a matter beyond a Party’s reasonable control.

(d)         Notices – Any and all notices, designations, consents, offers, acceptances, or other communications required to be provided hereunder shall be in writing and delivered, either personally or by overnight courier, or sent by certified mail, or by first class mail, to the Parties at the addresses set forth below or such other address as either Party may request by notice hereafter, and shall be deemed given upon such delivery, or in the case of first class mail, on the third day after posting of said mail.

To Company:	Neuroscience Gamma Knife Center of Southern California, LLC
316 S. Stratford Ave., Suite C
Santa Maria, CA 93454
Attn: CEO

To CROMG:	Coastal Radiation Oncology Medical Group, Inc.
316 S. Stratford Ave., Suite C
Santa Maria, CA 93454
Attn: CEO

(e)          Entire Agreement - This Agreement, together with the schedules attached hereto and hereby incorporated into this Agreement by reference, supersedes any and all other agreements, representations and understandings, either oral or in writing, between the Parties with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both Parties.

(f)            Governing Law - This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

(g)         Severability - If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision shall be enforced to the maximum extent permissible, and the remaining provisions of this Agreement shall remain in full force and effect, except as otherwise provided in this Agreement.

(h)         Waiver - The failure of a Party to insist upon strict adherence to any Agreement shall not be considered a waiver of, or deprive that Party of the right thereafter to enforce, that term or any other Term.

(i)             Rights Unaffected - No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations that shall have therefore matured hereunder.

(j)             Successors - Subject to Section (j), this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

(k)          Further Actions - Each of the Parties agrees to execute and deliver such further instruments, and do such further acts and things, as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof. In addition, the Parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement.

(l)             Captions - The captions at the beginning of the several articles and sections of this Agreement are not part of the terms and conditions of this Agreement but are only guides or labels to assist in locating and reading such articles and sections. They shall be given no effect in construing this Agreement.

(m)       Mediation and Arbitration of Disputes - The Parties agree to meet in person, and make a good faith attempt to resolve any disputes, or claims, or whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, or any resulting transaction, before resorting mediation as provided herein (the “Initial Resolution Meeting”). The Initial Resolution Meeting may be called by any Party upon seven (7) calendar days’ written notice to the other parties. Such notice shall be sent to all Parties by facsimile transmission and U.S. Mail.

1.  In the event that the Parties are unable to resolve the disputes at the Initial Resolution Meeting, the Parties agree to mediate the unresolved Issue(s) before resorting to arbitration as provided herein (the “Mediation”). The Mediation shall be administered by and in accordance with the then existing rules and procedures of Judicial Arbitration & Mediation Services, Inc. (J.A.M.S.). Mediation fees, if any, shall be divided equally among the parties involved. The Mediation may not be initiated or conducted until after the Initial Resolution Meeting has been conducted.

2.  Any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement, shall be determined by arbitration in accordance with California Code of Civil Procedure §§ 1280 through 1294.2 and any successor provisions thereto. Arbitration shall be the exclusive dispute resolution process. Any party may commence arbitration by sending a written demand for arbitration to the other parties, but only after the Initial Resolution Meeting and the Mediation have been held, or the other Party has breached its obligation to hold the Initial Resolution Meeting or Mediation. Such demand shall set forth the nature of the matter to be resolved by arbitration. The place of arbitration shall be in the County of Los Angeles, California. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial cost of arbitration. The prevailing party shall be entitled to reimbursement of attorneys’ fees, cost and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator’s decision.

WE HAVE READ AND UNDERSTAND THE FOREGOING, AND AGREE TO SUBMIT DISPUTES ARISING FROM THE MATTERS INCLUDED IN THE “MEDIATION” ARBITRATION OF DISPUTES” PROVISION TO AS SET FORTH ABOVE.

Initial (Company)	Initial (CROMG)

(n)         Attorneys’ Fees - In the event that it is necessary for either Party to this Agreement to institute an action (including any arbitration proceeding) to enforce any right granting hereunder, or to redress the breach of any provision of this Agreement, then the prevailing Party in such action, in addition to any other award made by the Court, shall be entitled to an award of reasonable attorneys’ fees and costs incurred in prosecuting such action and the enforcement of any judgment entered in such action, all in an amount to be determined by the Court.

(o)         Interpretation - This Agreement shall be interpreted fairly to carry out the intent of the parties and any ambiguity shall not be construed against any Party.

(p)         Counterparts - This Agreement may be executed in any number of counterparts which together shall constitute the agreement of the parties.

(q)         Authority - Each individual executing this Agreement on behalf of a party hereto, by his or her signature, represents that he or she maintains full authority on behalf of the applicable party to execute this Agreement, and thereby bind the applicable party to all covenants, duties and obligations contained herein.

(r)            Time - Time is agreed to be of the essence with respect to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

“Company”		“CROMG”

NEUROSCIENCE GAMMA KNIFE CENTER OF SOUTHERN CALIFORNIA, A California limited liability company		COASTAL RADIATION ONCOLOGY MEDICAL GROUP, INC., a California professional corporation

By:	/s/ Robert D. Hesselgesser, MD	By:	/s/ Jonathan R. Stella, MD

Name:	Robert D. Hesselgesser, MD	Name:	Jonathan R. Stella

Title:	President NGKCSC	Title:	President CROMG